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                                                                    Exhibit 10.1

                         REAL ESTATE PURCHASE AGREEMENT

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
Seller:                  NZ Properties, Inc., an Arizona corporation

Buyer:                   Bambifeathers LLC, a Delaware limited liability company

Escrow Agent:            Transnation Title Insurance Co.

Escrow No.:              308628

Date:                    April 19, 2002
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         1. COMPLETE AGREEMENT. This Real Estate Purchase Agreement shall constitute an agreement ("Agreement") on the part of the Seller to sell and on the part of the Buyer to purchase the five separate industrial buildings known to the parties as Aspen Business Center: 2873, 2877 and 2885 N. Nevada Street, Chandler, AZ (the "ASPEN SITE"); El Dorado Commerce Center: 973 and 1019 N. Colorado Street, Gilbert, AZ; Grove Commons Industrial Park: 1514, and 1522 and 1536 W. Todd Drive and 7151 S. Harl, Tempe, AZ; 12th Place/Neltec Building: 1420
W. 12th Place, Tempe, AZ ("12TH PLACE SITE"); and Watkins Distribution Center:
215 E. Watkins, Phoenix, AZ ("WATKINS SITE"), and legally described on the attached Exhibit "A-1" through "A-5", including the buildings, easements, rights, licenses, warranties, approvals and other appurtenances (collectively, the "PROPERTY") in accordance with the terms and conditions hereof. No other agreements have been made between the parties except as expressly set forth herein.

         2. SALES PRICE. The total sales price for the Property is Twenty-Two Million Eight Hundred Fifty-Five Thousand Dollars ($22,855,000.00), payable as follows:

                  (a) With Buyer's execution and acceptance of this Agreement, Buyer shall deposit with Escrow Agent the sum of Two Hundred Twenty-Five Thousand Dollars ($225,000.00), which shall be held as earnest money.

                  (b) Should Buyer desire to extend the Due Diligence Period (as defined below) as permitted by Paragraph 8 below, Buyer shall deposit with Escrow Agent an additional sum of Two Hundred Fifty Thousand Dollars ($250,000.00), which shall be held as earnest money.

                  (c) On or before the Closing Date (as defined below) Buyer shall assume the loans which are existing first liens on each of the parcels comprising the Property (the "LOANS") in the approximate aggregate amount of Fourteen Million Eight Hundred Eighty-Two Thousand Six Hundred Seventy-Four Dollars and 27/100 ($14,882,674.27).

                  (d) On or before the Closing Date, Buyer shall deposit with Escrow Agent the balance of the sales price in the approximate amount of Seven Million Seven Hundred Forty-Seven Thousand Three Hundred Twenty-Five Dollars and 73/100 ($7,747,325.73), being the aggregate purchase price of $22,855,000.00, less the earnest money deposit and the approximate outstanding


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principal balances of the Loans on the Property as of the Closing Date. The
actual amount will be calculated as of the Closing Date based upon the then outstanding principal balances of the Loans.

All deposits shall be in cash, wire transfer, or by cashier's check payable to Escrow Agent. Upon the Close of Escrow, all amounts paid according to Paragraphs 2(a), 2(b) and 2(c) of this Agreement, less any closing costs and prorations payable by Seller hereunder shall be disbursed to Seller.

         3. OPENING AND CLOSING DATE. Escrow shall be deemed open on the date (the "OPENING DATE") when one (1) fully executed original of this Agreement, together with the earnest money deposit required under Paragraph 2(a) above, has been delivered to Escrow Agent. Escrow Agent shall advise Buyer and Seller in writing of the Opening Date. The settlement of the respective obligations of Seller and Buyer under this Agreement and the closing of the Escrow established hereunder (the "CLOSE OF ESCROW" or "CLOSING") shall occur on the date that is the earlier of (i) three (3) days after the date that all of the contingencies set forth in Paragraph 33 below have been satisfied, or (ii) May 31, 2002 (the "CLOSING DATE"), or such other date as may be mutually agreed upon by Seller and Buyer, unless either Seller or Buyer elects to cancel this Agreement and the Escrow as hereinafter provided.

         4. EARNEST MONEY DEPOSIT. Escrow Agent is instructed to deposit all earnest money paid into Escrow (collectively, the "EARNEST MONEY DEPOSIT") in a money market or other similar account, subject to immediate withdrawal, at a federally insured bank or savings and loan institution. The Earnest Money Deposit shall not be released to Seller prior to Close or earlier termination of the Escrow, except as expressly provided for herein. If the Escrow closes, the Earnest Money Deposit, together with all interest thereon shall be paid to Seller and credited against the total sales price to be paid to Seller. If the Earnest Money Deposit is forfeited by Buyer as provided by this Agreement, the Earnest Money Deposit, together with any interest earned thereon, shall be paid immediately to Seller. If Buyer elects to cancel this Agreement pursuant to Paragraph 6, 7 or 8 below, the Earnest Money Deposit and all interest earned thereon shall be returned to Buyer and thereafter neither Seller nor Buyer shall have any further obligation hereunder except as expressly provided herein. Upon the expiration of Buyer's right to cancel this Agreement under said Paragraphs, the Earnest Money Deposit shall be nonrefundable and at Close of or the earlier termination of Escrow, except in the event of Seller's default, shall be paid to Seller, together with all interest earned thereon, in accordance with the terms hereof.

         5. REVIEW MATERIALS. If not previously delivered to Buyer, within twenty-four (24) hours following the Opening Date, Seller shall deliver to Buyer true and correct copies of the Tenant Leases ("Tenant Leases") affecting the Property, together with all available review materials in Seller's possession which are identified on Exhibit "B" attached hereto (collectively, the "Review Materials"). At Closing, the Tenant Leases shall be assigned to Buyer, and Buyer shall thereupon be deemed to have assumed all of the covenants, agreements and obligations of Seller under such Tenant Leases which are applicable to the period, and required to be performed, from and after the date of Close of Escrow. The assignment of the Tenant Leases shall include the agreement by Buyer to indemnify Seller against and hold Seller harmless from and against any and all cost, liability, loss, damage or expense, including, without limitation, reasonable attorneys' fees and litigation costs, originating or relating to the period on and after the Closing Date and arising out of Buyer's obligations under the Tenant Leases and the agreement by Seller to indemnify Buyer against and hold Buyer


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harmless from and against any and all cost, liability, loss, damage or expense, including, without limitation, reasonable attorneys' fees and litigation costs, originating or relating to the period prior to the Closing Date and arising out of the Seller's obligations under the Leases.

         6. COMMITMENT FOR OWNER'S POLICY OF TITLE INSURANCE.

                  (a) Buyer acknowledges receipt of an ALTA commitment for title insurance in the amount of the total sales price (the "COMMITMENT") and legible copies of all documents referred to in the Commitment. On or before the Opening Date, Buyer shall provide Seller and Escrow Agent written notice of the title matters which are unacceptable to Buyer, in Buyer's sole discretion, and the suggested remedy or issue. If Escrow Agent issues a supplemental or amended commitment showing additional exceptions to title after the Opening Date, Buyer shall have a period of three (3) days from the date of Buyer's receipt of such supplemental or amended commitment in which to give notice of dissatisfaction to Seller of any such additional exceptions to title.

                  (b) Seller shall have ten (10) days after receipt of Buyer's notice to elect to attempt to cure and/or respond to the objections; however, Seller shall not be obligated to cure any of the objections or to employ any remedies suggested by Buyer to cure the same. In the event Seller delivers written notice to Buyer within such ten (10) days that it will not cure Buyer's objections to Buyer's satisfaction or if Seller fails to respond to Buyer's title objection notice within this ten (10) day period, within seven (7) days after receipt of Seller's notice electing not to cure or seventeen (17) days after Seller's receipt of Buyer's title objection notice if Seller fails to respond to such notice, Buyer's sole remedy shall be to either elect to (i) cancel this Escrow by written notice to Seller and Escrow Agent or (ii) waive its objections and proceed with the transaction contemplated herein. Buyer's failure to timely advise Seller in writing of its election under subsections (i) or (ii) hereinabove shall be deemed an election by Buyer to waive its objections and proceed with the transaction contemplated herein as set forth in subsection
(ii) hereinabove. If any amended title reports are issued prior to Close of Escrow which indicate any material change to the Property or the title thereto, the foregoing procedures for objection and notice shall again apply; however, Buyer shall only have five (5) days within which to review and approve or object to any amended title report and, at Buyer's election, to either waive the new matters and close Escrow or to terminate the Escrow in accordance with the terms of the immediately preceding sentence.

                  (c) Buyer's failure to disapprove any exceptions or to specify its objections to the contents of the Commitment during the title review periods set forth above shall be deemed an acceptance of title as described in the Commitment and a waiver of Buyer's right to cancel this Agreement according to this Paragraph; provided, however, that Buyer shall not be required to give Seller and Escrow Agent written notice of Buyer's dissatisfaction with any lien or encumbrance other than the Loans which can be removed by Seller's payment of a liquidated sum at Close of Escrow, and to the extent that the Property is encumbered by any such lien, Seller shall cause such lien to be released from the Property at Close of Escrow.

         7. BUYER'S RIGHT TO CANCEL.

                  (a) On or before April 30, 2002 (the "Due Diligence Period"), Buyer shall determine whether the Property and the form and substance of the documents set forth in Paragraph




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10 are suitable and shall otherwise inspect and investigate the Property to
Buyer's satisfaction. During the Due Diligence Period and upon reasonable prior notice to Seller, Buyer may enter upon the Property with Buyer's representatives and agents for the purpose of examining the Property and conducting such tests and studies as Buyer may reasonably require, provided such activities shall not interfere with the activities of Seller or any of the tenants under the Tenant Leases on the Property. Provided Buyer does not cancel this Agreement, Buyer shall have the right to enter upon the Property subsequent to the lapse of the Due Diligence Period provided it complies with the terms and conditions of this Paragraph 7. Buyer agrees to indemnify Seller and hold Seller harmless from any injury, cost, liability or expense to person or property arising out of Buyer's exercise of the rights granted by this Paragraph, and this indemnity shall survive the Close of Escrow or the cancellation of this Agreement. Except for the Phase II environmental testing previously approved by Seller on the Aspen Site, the 12th Place Site and the Watkins Site, Buyer shall not dismantle, destroy, alter or drill into any real property, surface, structure or improvement, without first obtaining Seller's written consent. Buyer shall restore any real property, surface, structure or improvement to the same condition that existed prior to Buyer conducting any test or investigation caused by Buyer or its agents and not caused by the negligence or intentional conduct of Seller's or the tenant's managers, agents or employees. Seller agrees to make reasonable efforts to provide during the Due Diligence Period estoppel certificates from each tenant on the Property in form reasonably satisfactory to the Buyer. If Buyer is not satisfied with the Property for any reason, in Buyer's sole and complete discretion, Buyer may elect to cancel this Agreement and the Escrow by giving Seller and Escrow Agent written notice of cancellation on or before the expiration of such Due Diligence Period. In the event Buyer cancels this Agreement for any reason, Buyer shall return the Review Materials received from Seller and destroy the reports and studies concerning the Property obtained by Buyer. Buyer further agrees that the Review Materials and the reports and studies obtained by Buyer concerning the Property are confidential and proprietary and shall not be disclosed, prior to Closing, to any person, entity, tenant or governmental agency other than Buyer's engineers, employees, attorneys, and agents in connection with the due diligence investigation of the Property and to the lenders and brokers in connection with the assumption of the Loans. Within one (1) business day after cancellation, Buyer shall provide Seller with a certificate stating that Buyer has returned to Seller all copies of the Review Materials and Buyer has not retained any copies thereof or the information contained therein and that Buyer has destroyed the reports and summaries Buyer received in connection with the Property and Buyer has not retained any copies or summaries of such materials. If Buyer does not so elect to cancel this Agreement, Buyer shall be conclusively deemed to have waived its right to cancel this Agreement under this Paragraph and to have released Seller from any and all responsibility and liability regarding the condition, valuation or utility of the Property except as otherwise expressly set forth in this Agreement. Seller agrees that, during the pendency of the Escrow, it shall continue to reasonably operate and maintain the Property in a state of good condition and repair.

         (b) Notwithstanding the foregoing, with regard to the Watkins Site, Buyer's environmental consultants have recommended that Buyer conduct additional Phase II testing on certain areas of the Watkins Site, but such additional testing may not be completed by the April 30, 2002 Due Diligence Period expiration. As a result, if the Phase II testing has not been completed by April 30, 2002, and Buyer has not otherwise terminated this Agreement in accordance with subsection (a) above, Buyer may extend the Due Diligence Period as to the Watkins Site only until May 7, 2002, and only with regard to the environmental matters pertaining to the Watkins Site. If on or before May 7, 2002, Buyer determines in its sole and complete discretion, that the environmental


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matters pertaining to the Watkins Site are not satisfactory to Buyer, then Buyer may elect to cancel this Agreement as to the Watkins Site and thereafter continue with the purchase of the remaining parcels in accordance with the terms of this Agreement, but the sales price shall be reduced by the amount of Two Million Five Hundred Thousand Dollars ($2,500,000). The terms of this subsection
(b) are in addition to Buyer's right to extend the Due Diligence Period set forth in Section 8 below with regard to the assumption of the existing Loans.

         8. BUYER'S OBLIGATION TO ASSUME EXISTING LOANS. Buyer has previously submitted applications as required by the lenders to assume the existing Loans on the Property and obtain a release of the liability of the Seller (i.e.: a novation) of the obligations thereunder arising upon and after the Closing Date to the extent permitted under the Loans. Buyer agrees to pay all costs and fees associated with the assumption of the Loans. Seller agrees to reasonably cooperate, at Buyer's sole cost, in connection with any such applications. Buyer shall make such determination as it desires within the Due Diligence Period concerning the assumability of the Loans. In the event the holders of any such Loans refuse to permit the assumption and novation of the existing Loans or place conditions to such assumption that are unacceptable to Buyer, Buyer may elect to cancel the Agreement by written notice to Seller and Escrow Agent on or before the expiration of the Due Diligence Period, or Buyer may elect to waive such contingency and consummate the transaction contemplated by this Agreement. In the event of such waiver, Buyer shall be obligated to obtain its own financing for the purchase of the portion of the Property which is not assumable and hereby agrees to pay any prepayment or transfer fees imposed by the holder of any such Loans and indemnify and hold Seller harmless therefrom. Seller has arranged for and Buyer has engaged the services of NorthMarq Capital (James Dumars) to facilitate the processing of the assumptions with 4 of the lenders with whom NorthMarq has a relationship. NorthMarq has agreed to provide these services for a fee of $10,000.00 per building, payable by Buyer. Seller represents and warrants that neither Seller nor any of its officers or other affiliates have received or will receive any remuneration from any source for referring Buyer to NorthMarq. Provided Buyer has diligently pursued its application to assume the existing Loans and the lender(s) have not approved the application or are not prepared to record the assumption of the relevant Loan(s) on or before the expiration of the Due Diligence Period, Buyer may elect to extend the Due Diligence Period for an additional thirty (30) days by providing written notice to Seller and depositing the additional Earnest Money Deposit described in Paragraph 2(b). The extension of the Due Diligence Period shall be solely for the purpose of obtaining the consents to the assignment and Seller's novation as described in this Paragraph and Buyer shall be deemed to have waived all of other conditions to the purchase other than those conditions to be satisfied by Seller. In the event that despite Buyer's good faith, reasonable and diligent pursuit of its application for assumption of the Loans one or more of the existing lenders refuses to permit or is not prepared to record such assumption and novation as described in this Paragraph by the last day of the extended Due Diligence Period, this Agreement shall be cancelled whereupon any and all obligations of Buyer and Seller herein shall be terminated and Escrow Agent shall promptly refund the Earnest Money Deposit plus any interest earned thereon to Buyer. In the event Buyer has failed to reasonably, diligently and in good faith pursue such application, said Earnest Money Deposit shall, in the event this Agreement is cancelled in accordance with the preceding paragraph, be nonrefundable to Buyer and forfeited to Seller.

         9. CONDITION OF PROPERTY. Except as provided herein, Buyer agrees to purchase the Property in an "as is" physical condition. Buyer expressly acknowledges that Buyer has not relied on


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any warranties, promises, understandings or representations, express or implied, made by Seller or by any agent of Seller relating to the Property other than such warranties as may be contained in this Agreement.

         10. SELLER'S DELIVERIES AT CLOSING. On or before the Closing Date, Seller shall deposit the following documents with Escrow Agent for delivery to Buyer at Close of Escrow:

                  (a) A duly executed and acknowledged special warranty deed, conveying title to the Property to Buyer subject only to those items approved by Buyer.

                  (b) A duly executed bill of sale conveying Seller's interest in all personalty owned by Seller located on the Property.

                  (c) Duly executed tenant estoppel certificates from each of the tenants under the Tenant Leases, verifying that the applicable Tenant Lease is in full force and effect, that Seller is not in default under the terms of such Tenant Lease, and that all work required to be performed by Seller under the applicable Tenant Lease has been substantially completed to such tenant's satisfaction or has otherwise been accepted. In the event Seller fails to obtain an estoppel certificate from a tenant or tenants upon the Property on or before 5:00 p.m. local time three (3) days prior to the expiration of the Due Diligence Period, Seller shall deliver a Seller's estoppel for such tenants, in approximately the form approved by Seller and Buyer during the Due Diligence Period. Such Seller estoppels shall be deposited with Escrow Agent (and copies provided to Buyer) on or before 5:00 p.m. local time on the day preceding the expiration of the Due Diligence Period.

                  (d) A duly executed assignment of the Tenant Leases, together with the original Lease and all amendments thereto.

                  (e) Any and all tenant security deposits shall be transferred or credited to Buyer at Closing.

                  (f) An assignment of Seller's interest in any warranties or contracts relating to the Property.

                  (g) Written notice to all tenants notifying them of the sale.

                  (h) A tax clearance certificate from the Department of Revenue and any other local jurisdictions, if applicable.

         11. SELLER'S RIGHT TO EXCHANGE PROPERTY. Buyer acknowledges that Seller may elect to receive other real property (generally "Exchange Property") in exchange for the Property to be conveyed to Buyer hereunder in a like-kind exchange, intended to qualify for income tax deferred treatment under Section 1031 of the Internal Revenue Code. If Seller so elects, Buyer agrees to cooperate with Seller in effectuating such exchange by entering into an amendment to this Agreement, provided, that Buyer's liability and/or cost hereunder shall not be increased thereby and provided further that Buyer shall not be required to incur any personal or corporate liability on any


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deed conveying such Exchange Property to Seller or with respect to any encumbrance on any such Exchange Property.

         Seller acknowledges that Buyer may effect the purchase of the Property by completing a like-kind exchange, intended to qualify for income tax deferred treatment under Section 1031 of the Internal Revenue Code. Seller agrees to cooperate with Buyer in effectuating such exchange by entering into an amendment to this Agreement, provided, that Seller's liability and/or cost hereunder shall not be increased thereby and provided further that Seller shall not be required to incur any personal or corporate liability and/or cost on any deed conveying such Exchange Property to Buyer or with respect to any encumbrance on any such Exchange Property.

         12. TITLE POLICY. Seller shall provide Buyer with a standard coverage owner's policy of title insurance issued by Escrow Agent in the amount of the total sales price, effective as of the Close of Escrow, insuring Buyer that fee simple title to the Property is vested in Buyer, subject only to the usual printed exceptions contained in such title insurance policies, to the matters shown in the Commitment approved by Buyer and to any other matters approved in writing by Buyer or resulting from the acts of Buyer or Buyer's agents. If Buyer elects, Buyer may obtain an extended form policy of title insurance by paying the additional premium therefor. Seller's obligation to provide the title policy required by this Paragraph shall be satisfied if, at the Close of Escrow, the title insurance company has given a binding commitment to issue the owner's policy in the form required by this Paragraph and if such policy is delivered within a reasonable time following the Close of Escrow.

         13. CLOSING COSTS.

                  (a) Upon the Close of Escrow, Seller agrees to pay one-half (1/2) of the escrow charges and the full cost of the standard coverage owner's policy of title insurance described in Paragraph 12 above.

                  (b) Upon the Close of Escrow, Buyer agrees to pay one-half (1/2) of the escrow charges and, if Buyer elects, any additional cost of receiving an ALTA extended form policy of title insurance in lieu of the policy to be provided by Seller.

                  (c) Real estate taxes against the Property shall be prorated in Escrow as of the Close of Escrow, based upon the latest available information. All irrigation assessments, improvement liens, and any other general or special assessments shall be prorated at Close of Escrow.

                  (d) If permitted or requested by the lenders, any tax, insurance, improvement or other impounds held by the lenders under the Loans shall be assigned to Buyer and credited to Seller at the Closing.

                  (e) All rents shall be prorated in Escrow as of the Closing on a per diem basis. If any tenant is entitled to any free rent period, rent abatement or other similar rent concession under the Tenant Leases as of the Close of Escrow, the amount thereof shall be prorated as of the Closing, and the amount thereof allocable to the period following the Close of Escrow shall be an obligation of Buyer as Lessor under the assigned leases.


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                  (f) All common area maintenance expenses, common area charges, insurance and other similar expenses shall be prorated in Escrow as of the Closing on a per diem basis. Any other closing costs shall be paid by Buyer and Seller according to the usual and customary practice of Escrow Agent.

                  (g) Seller agrees that all closing costs and commissions payable by Seller shall be deducted from Seller's proceeds at the Close of Escrow and that to the extent such proceeds are not sufficient to pay all such closing costs and commissions in full, Seller shall deposit cash with Escrow Agent in an amount sufficient to pay the deficiency. On or before the Close of Escrow, Buyer agrees to deposit with Escrow Agent cash in an amount sufficient to pay all closing costs payable by Buyer.

         14. POSSESSION; INDEMNITY. Possession of the Property shall be delivered to Buyer at Closing in as good a condition as it is as of the date of this Agreement, ordinary wear and tear only excepted, subject only to the rights of tenants in possession under the Tenant Leases. Seller shall maintain all risk property damage insurance until termination or this Agreement or Close of Escrow.

         15. BROKERAGE.

                  (a) If, but only if, this transaction closes, Seller agrees to be fully responsible to pay a commission equal to one and one-half percent (1-1/2%) of the total sales price to Johnson and Associates Commercial Real Estate Services, Inc. (Carl K. Johnson) (the "Broker"). No commission shall be earned if this transaction fails to close and in no event shall Broker be entitled to any portion of the Earnest Money Deposit which may be forfeited to Seller. Buyer warrants that Buyer has not dealt with any other broker in connection with this transaction and Seller warrants that Seller has not dealt with any other broker in connection with this transaction.

                  (b) If any other person shall assert a claim to a finder's fee, brokerage commission or other compensation on account of alleged employment as a finder or broker or performance of services as a finder or broker in connection with this transaction, the party under whom the finder or broker is claiming shall indemnify and hold the other party harmless from and against such claim and all costs, expenses and liabilities incurred in connection with such claim or any action or proceeding brought on such claim, including, but not limited to, counsel and witness fees and court costs in defending against such claim. This indemnity shall survive the Close of Escrow or the cancellation of this Agreement.

         16. CONDEMNATION. In the event of the condemnation (or sale in lieu thereof) of more than ten percent (10%) of the total square footage of the Property prior to the Close of Escrow, Buyer shall have the right to cancel this Agreement, in which event all of the Earnest Money Deposit shall be returned to Buyer together with any interest earned thereon, and this Agreement and the Escrow shall be canceled. If condemnation (or sale in lieu thereof) of less than ten percent (10%) of the total square footage of the Property occurs prior to the Close of Escrow or if Buyer elects to close the Escrow notwithstanding the taking of more than ten percent (10%) of the Property prior to the close, Buyer shall receive all awards or payments made therefor by the condemning authority to which Seller is entitled and shall proceed to close the Escrow and pay the full sales price provided herein.


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         17. ASSIGNMENT OF BUYER'S INTEREST; BINDING EFFECT. At any time prior to the Close of Escrow, Buyer may assign its rights under this Agreement to one or more assignees of Buyer's choice; provided, however, that Buyer shall not be released from Buyer's obligations and liabilities under this Agreement as a result of such assignment. This Agreement shall be binding upon the assignees, successors and assigns of Buyer and Seller.

         18. WAIVERS. No waiver of any of the provisions of this Agreement shall constitute a waiver of any other provision, whether or not similar, nor shall any waiver be a continuing waiver. Except as expressly provided in this Agreement, no waiver shall be binding unless executed in writing by the party making the waiver. Either party may waive any provision of this Agreement intended for its benefit; however, such waiver shall in no way excuse the other party from the performance of any of its other obligations under this Agreement unless otherwise provided herein.

         19. GOVERNING LAW. This Agreement shall be construed according to the law of the State of Arizona.

         20. TIME. Time is of the essence of this Agreement.

         21. NOTICES. Notices shall be in writing and shall be given by personal delivery or by deposit in the United States mail, certified mail, return receipt requested, postage prepaid, addressed to Seller, Buyer or the Escrow Agent, as applicable, at the addresses set forth below, or at such other address as a party may designate in writing:

         SELLER:                    NZ Properties, Inc.
                                    Attn:  Jerome L. Joseph
                                    333 North 44th Street
                                    Suite 420
                                    Phoenix, Arizona 85008-6568
                                    Telephone: (602) 952-8836
                                    Fax: (602) 952-8769

         WITH COPIES TO:            K. Bellamy Brown, Esq.
                                    The Cavanagh Law Firm
                                    1850 North Central
                                    Suite 2400
                                    Phoenix, Arizona 85004
                                    Telephone: (602) 322-4000
                                    Fax: (602) 322-4105

         BUYER:                     Bambifeathers LLC
                                    P.O. Box 4008
                                    Mesa, Arizona  85211
                                    Telephone:  (480) 497-7501
                                    Fax:  (480) 926-0112


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
         WITH COPIES TO:            Jeffrey S. Pitcher, Esq. and J. Barry Shelley, Esq.
                                    Fennemore Craig
                                    3003 North Central
                                    Suite 2600
                                    Phoenix, Arizona 85012
                                    Telephone: (602) 916-5375
                                    Fax: (602) 916-5575

         ESCROW AGENT:              Transnation Title Insurance Co.
                                    Attn:  June Oswalt, Escrow Officer
                                    2850 East Camelback Road, Suite 310
                                    Phoenix, Arizona 85016
                                    Telephone: (602) 956-5568
                                    Fax: (602) 957-2261

Notices shall be deemed effective upon receipt if given by personal delivery requiring signature of responsible party or the date of acceptance if by certified mail return receipt requested. Notice shall also be deemed effective three days after mailing by certified mail return receipt requested if the letter is refused or unaccepted for any reason by the intended recipient.

         22. REMEDIES. If this Escrow fails to close by reason of a default by Seller, Buyer, as its exclusive remedies, will be entitled to (a) terminate this Agreement and receive a refund of its Earnest Money Deposit plus Buyer's out of pocket expenses expended for the assumption of the Loans and investigation of the Property, or (b) to pursue all of its rights at law or equity. In the event of any default by Buyer, Seller's sole remedy (except for a breach of the indemnity provisions of Paragraph 7) shall be to terminate this Agreement and receive the Earnest Money Deposit.

         23. ATTORNEYS' FEES. If any action is brought by either party in respect to its rights under this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees and court costs as determined by the court.

         24. FURTHER DOCUMENTATION. Each party agrees in good faith to execute such further or additional documents as may be necessary or appropriate to fully carry out the intent and purpose of this Agreement.

         25. SELLER'S WARRANTY. Seller warrants and represents that to the actual knowledge of R. R. Stolworthy, Jerome Joseph and Carolyn Weber, the persons in the Seller's organization most familiar with the Property, that there is no present or threatened litigation or other proceedings affecting the property or affecting the Seller's ability to convey the Property, Seller is not aware of any violation of applicable rules, laws, ordinances affecting the Property or Seller's ability to convey the Property, and to Seller's actual knowledge, all of the representations and warranties set forth in the documents associated with the Loans are true and correct as of the date hereof and shall be true as of the Closing Date. In the event prior to the Closing Date and due to the passage of time or occurrence of subsequent events which renders the above representations untrue, Seller shall promptly notify Buyer of the change of such representations and Buyer may, as its sole remedy, terminate this Agreement whereupon any and all obligations of Buyer and Seller herein shall be terminated and Escrow Agent shall promptly refund the Earnest Money Deposit plus any interest earned thereon to Buyer. The representations and warranties of Seller in this Paragraph shall survive the Closing. In the event that any of the foregoing representations and warranties is found to be materially incorrect or untrue subsequent to the Closing Date, Buyer may seek any and all remedies available to Buyer at law or in equity against Seller.

         26. BUYER'S WARRANTIES. Buyer warrants and represents that it is fully authorized to enter into this transaction and no approval or authorizations are required by any third party (other than the lenders holding the Loans) for the consummation of the transaction contemplated by this Agreement. The representations and warranties of Buyer in this Paragraph shall survive the Closing. In the event that any of the foregoing representations and warranties is found to be materially incorrect or untrue subsequent to the Closing Date, Seller may seek any and all remedies available to Seller at law or in equity against Buyer.

         27. AUTHORIZATION.

                  (a) On or before the Closing Date, Seller shall provide Escrow Agent with a certified copy of a resolution of the Board of Directors of Seller, or other equivalent document reasonably satisfactory to Buyer if Seller is not a corporation, which resolution shall be in full force and effect, approving this transaction and designating the person or persons authorized to sign documents on behalf of Seller.

                  (b) On or before the Closing Date, Buyer shall provide Escrow Agent with a certified copy of a resolution of the Board of Directors of Buyer, or other equivalent document reasonably satisfactory to Seller if Buyer is not a corporation, which resolution shall be in full force and effect, approving this transaction and designating the person or persons authorized to sign documents on behalf of Buyer.

         28. TIME PERIODS. Except as expressly provided for herein, the time for performance of any obligation under this Agreement shall be deemed to expire at 5:00 P.M. (Mountain Standard Time) on the last day of the applicable time period provided for herein. If the time for the giving of any notice or the performance of any obligation permitted or required to be given or performed under this Agreement expires on a Saturday, Sunday or legal holiday, the time for the giving or such notice or the performance of such obligation shall be extended to the next succeeding business day which is not a Saturday, Sunday or legal holiday.

         29. HEADINGS AND COUNTERPARTS. The headings of this Agreement are for purposes of reference only and shall not limit or define the meaning of any provision of this Agreement. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which shall constitute one and the same instrument.

         30. RISK OF LOSS. Except as expressly otherwise provided herein, the risk of loss or damage to the Property until the Close of Escrow shall be borne by Seller.

         31. ACCEPTANCE. This Agreement shall be of no force and effect unless Buyer shall have executed this Agreement and delivered a fully executed original to Escrow Agent, together with the portion of the Earnest Money Deposit described in Paragraph 2(a) above, on or before 4:30 P.M., on April 19, 2002.

         32. ENTIRE AGREEMENT. This Agreement, together with all Exhibits described herein, constitutes the entire agreement between the parties pertaining to the subject matter contained in this Agreement. All prior and contemporaneous agreements, representations and understandings of the parties, oral or written, are superseded by and merged in this Agreement. No supplement, modification or amendment of this Agreement shall be binding unless in writing and executed by both Buyer and Seller.

         33. CONDITIONS TO CLOSING. The following shall be express conditions precedent to Buyer's obligations under this Agreement:

                  (a) Seller shall have delivered all document set forth in Paragraph 10 above;

                  (b) The lenders holding the Loans shall have approved the assumption of the Loans by Buyer and the novation of Seller as described in Paragraph 8 above and shall have delivered into Escrow all documents necessary to assume all of the Loans and such documents have been executed by Seller and Buyer, as applicable;

                  (c) Escrow Agent is prepared to issue at the Closing or has issued an binding commitment to issue the owner's title policy as described in Paragraph 12 above.

In the event that the foregoing contingencies have not been satisfied (or expressly waived in writing by Buyer) on or before the expiration of the Due Diligence Period (as may be extended) through no fault of Buyer (but in no event later than the last day established in Paragraph 3 above as the Closing Date), Buyer may cancel this Escrow by written notice to Seller and Escrow Agent no later than one (1) day after the expiration of the Due Diligence Period, whereupon any and all obligations of Buyer and Seller herein shall be terminated and Escrow Agent shall promptly refund the Earnest Money Deposit plus any interest earned thereon to Buyer.

         Dated, the day and year first hereinabove written.


                                     NZ PROPERTIES, INC.,
                                     an Arizona corporation




                                     By:      /s/ Jerome L. Joseph
                                              --------------------
                                     Name:    Jerome L. Joseph
                                     Its:     CFO Treasurer

                                                                        "Seller"


                                     BAMBIFEATHERS LLC,
                                     a Delaware Limited Liability Company


                                     By:      /s/ Craig M. Berge
                                              ------------------
                                     Name:    Craig M. Berge
                                     Its:     Manager

                                                                        "Buyer"

                                    EXHIBIT A


Order Number:  308628


                                LEGAL DESCRIPTION

Parcel No. 1:

The West 231.2 feet of Lot 2 and the East 53.8 feet of Lot 3, Hohokam Industrial Park Unit II, according to Book 174 of Maps, page 33, records of Maricopa County, Arizona.

Parcel No. 2:

Lots 1 and 2, Arizona Corporate Park Unit Three, according to Book 327 of Maps, page 31, records of Maricopa County, Arizona.

Parcel No. 3:

Lot 1, El Dorado Business Park - Phase I, according to Book 450 of Maps, page 45, records of Maricopa County, Arizona.

Parcel No. 4:

A non-exclusive easement for use and enjoyment in and to the Common Areas, as created by Declaration of Covenants, Conditions, Restrictions and Easements for Continental Tech Center, recorded in Document No. 86-419846, records of Maricopa County, Arizona, as amended by instrument recorded in Document No. 89-312262, records of Maricopa County, Arizona.

Parcel No. 5:

A non-exclusive easement for vehicular and pedestrian ingress and egress, in upon, over and across Landscape Tract 3, as created by Declaration of Covenants, Conditions, Restrictions and Easements for Continental Tech Center, recorded in Document No. 86-419846, records of Maricopa County, Arizona, as amended by instrument recorded in Document No. 89-312262, records of Maricopa County, Arizona.


Parcel No. 6:

All of Lot 25 and that part of Lot 26, Valley Interstate Industrial Center, according to Book 177 of Maps, page 4, records of Maricopa County, Arizona, described as follows:

Beginning at the Northeast corner of said Lot 26, which is a point on a curve from which the radius point lies North 83 degrees 14' 28" East 650.00 feet;

Thence Southerly 159.67 feet along the Easterly line of said Lot 26, along the arc of a 650.00 foot radius curve, concave to the East, which has a central angle of 14 degrees 04' 28" to a point on a non-tangent line;

Thence South 57 degrees 37' 46" West 299.01 feet to a point on the Southwesterly line of said Lot 26;

Then North 45 degrees 03' 58" West 172.38 feet along said Southwesterly line of said Lot 26 to a point which lies south 45 degrees 03' 58" East 66.50 feet from the most Westerly corner of said Lot 26;

Thence North 00 degrees 04' 28" West 153.10 feet to the Northwest corner of said Lot 26;

Thence North 83 degrees 14' 28" East 339.15 feet along the North line of said Lot 26 to the Point of Beginning.

Parcel No. 7:

That part of the Southwest quarter of the Southeast quarter of Section 17, Township 1 North, Range 3 East of the Gila and Salt River Base and Meridian, Maricopa County, Arizona, described as follows:

Commencing at the most Westerly corner of Lot 26, Valley Interstate Industrial Center, according to Book 177 of Maps, page 4, records of Maricopa County, Arizona;

Thence South 45 degrees 03' 58" East 66.50 feet along the Southwesterly line of said Lot 26 to the Point of Beginning;

Thence South 45 degrees 03' 58" East 172.38 feet along the Southwesterly line of Lot 26;

Thence South 57 degrees 37' 46" West 28.05 feet;

Thence North 38 degrees 21' 35" West 122.55 feet to a point of curve;

Thence Northwesterly 33.95 feet along the arc of a 367.24 foot radius of curve, concave to the Southwest, which has a central angle of 5 degrees 17' 49" to a point on a non-tangent line;

Thence North 00 degrees  04' 28" West 15.06 feet to the Point of Beginning.

Parcel No. 8:

That portion of Lot 9, Elliott / I-10, Commerce Center, according to Book 223 of Maps, page 36, records of Maricopa County, Arizona; and that portion of Southeast quarter of Section 8, Township 1

South, Range 4 East of the Gila and Salt River Base and Meridian, Maricopa County, Arizona, described as follows:

Commencing at the Southeast corner of said Section 8;

Thence North 00 degrees 02' 58" West, 1329.84 feet along the East line of the Southeast quarter of said Section 8;

Thence South 89 degrees 22' 17" West, 719.99 feet along the monument line of Todd Drive;

Thence North 00 degrees 02' 58" West, 30.00 feet to the Point of Beginning;

Thence continuing North 00 degrees 02' 58" West, 267.58 feet along a line being
720.00 feet West of and parallel to the East line of said Southeast quarter, said line also being the East line of said Elliott / I-10 Commerce Center;

Thence South 89 degrees 57' 02" West, 270.00 feet along a line being 48.00 feet North of and parallel to the South line of said Lot 9;

Thence North 00 degrees 02' 58" West, 162.00 feet to the Northwest corner of said Lot 9;

Thence North 89 degrees 57' 02" East, 270.00 feet along the North line of said Lot 9 to the Northeast corner thereof;

Then North 00 degrees 02' 58" West, 210.00 feet along the East line of said Elliott / I-10 Commerce Center;

Thence North 89 degrees 19' 32" East, 459.00 feet along a line being 2000.00 feet North of and parallel to the South line of said Section 8, also being common with the south line of Lincoln-Elliott / I-10, a subdivision recorded in Book 223 of Maps, page 38, records of Maricopa County, Arizona;

Thence South 00 degrees 02' 58" East, 223.09 feet along a line being 261.00 feet West of and parallel to said East line of the Southeast quarter of said Section 8;

Thence South 89 degrees 19' 32" West, 66.25 feet;

Thence South 00 degrees 02' 58" East, 416.80 feet along a line 327.2 feet West of and parallel to the East line of the Southeast quarter of Section 8;

Thence South 89 degrees 22' 17" West, 392.74 feet along the North right of way line of said Todd Drive, to the Point of Beginning.

                FIRST AMENDMENT TO REAL ESTATE PURCHASE AGREEMENT



         THIS FIRST AMENDMENT TO REAL ESTATE PURCHASE AGREEMENT ("AMENDMENT") is made as of the 30th day of April, 2002, by and between NZ PROPERTIES, INC., an Arizona corporation ("SELLER"), and BAMBIFEATHERS LLC, a Delaware limited liability company ("BUYER").

                                    RECITALS

         A. Seller and Buyer entered into that certain Real Estate Purchase Agreement dated as of April 19, 2002 (the "AGREEMENT") pertaining to the purchase and sale of five industrial properties as more fully described in the Agreement (collectively, the "Property").

         B. Seller, as the owner of the Property, has agreed to obtain estoppel certificates from the existing tenants of the Property. Although Seller has delivered the form estoppel certificates to the tenants, Seller has yet to receive a majority of the signed estoppels. Buyer has requested the receipt of the estoppel certificates as a part of its due diligence of the Property.

         C. The parties by this Amendment desire to amend the Agreement to extend the Due Diligence Period to accommodate Seller obtaining, and Buyer's review of, the estoppel certificates from the tenants of the Property. Buyer, by this Agreement, also hereby elects to extend the Due Diligence Period with regard to the assumption of the Loans and the performance of the environmental testing on the Watkins Site as permitted in the Agreement.

                                    AGREEMENT

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1. Definitions. Except as otherwise set forth herein, the defined terms in this Amendment (denoted by initial capitalization) shall have the meanings ascribed to them in the Agreement.

         2. Extension of the Due Diligence Period. The Due Diligence Period is hereby extended as to the following matters only:

                  a. The Due Diligence Period for Seller to deliver the tenant estoppels is hereby extended to May 10, 2002;

                  b. Buyer hereby elects to extend the Due Diligence Period for the environmental matters pertaining to the Watkins Site to May 7, 2002, as contemplated by Paragraph 7(b) of the Agreement; and

                  c. Buyer hereby elects to extend the Due Diligence Period for the assumption of the Loans to May 30, 2002, as contemplated by Paragraph 8 of the Agreement, and Buyer has concurrently deposited with Escrow Agent the additional earnest money in the amount of $250,000.00.

         3. Full Force and Effect; Counterparts. The Agreement shall remain in full force and effect in accordance with its terms and provisions except as amended by this Amendment. This Amendment shall be binding on the parties hereto and their respective successors and assigns. This Amendment may be executed in one or more counterparts, all counterparts shall be valid and binding on the party executing them and all counterparts shall together constitute one and the same document for all purposes. This Amendment may be executed and delivered by facsimile signature for execution on the part of one or more parties hereto and upon one party sending via facsimile to another party a facsimile copy of a signature page showing the sending party's execution or signature, the sending party shall be bound by such signature or execution.

         IN WITNESS WHEREOF, the parties have executed this First Amendment as of the date set forth above.

                                    SELLER:

                                    NZ PROPERTIES, INC., an Arizona
                                    corporation


                                    By:  /s/ Jerome L. Joseph
                                         --------------------
                                    Name:  Jerome L. Joseph
                                    Title:  CFO and Treasurer


                                    BUYER:

                                    BAMBIFEATHERS LLC, a Delaware limited
                                    liability company

                                     By:  Two Daughters, LLC, an Arizona limited
                                          liability company, Its Manager

                                          By:  /s/ Craig M. Berge
                                               ------------------
                                          Name:  Craig M. Berge
                                          Title: Manager

               SECOND AMENDMENT TO REAL ESTATE PURCHASE AGREEMENT



         THIS SECOND AMENDMENT TO REAL ESTATE PURCHASE AGREEMENT ("AMENDMENT") is made as of the 30th day of May, 2002, by and between NZ PROPERTIES, INC., an Arizona corporation ("SELLER"), and BAMBIFEATHERS LLC, a Delaware limited liability company ("BUYER").

                                    RECITALS

         A. Seller and Buyer entered into that certain Real Estate Purchase Agreement dated as of April 19, 2002, as amended by the First Amendment to Real Estate Purchase Agreement dated April 30, 2002 (as amended, the "AGREEMENT") pertaining to the purchase and sale of five industrial properties as more fully described in the Agreement (collectively, the "Property").

         B. The parties by this Amendment desire to amend the Agreement to extend the Closing Date.

                                    AGREEMENT

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1. Definitions. Except as otherwise set forth herein, the defined terms in this Amendment (denoted by initial capitalization) shall have the meanings ascribed to them in the Agreement.

         2. Extension of the Closing Date. Seller and Buyer hereby agree to extend the Closing Date set forth in Paragraph 3 to be on or before June 6, 2002.

         3. Full Force and Effect; Counterparts. The Agreement shall remain in full force and effect in accordance with its terms and provisions except as amended by this Amendment. This Amendment shall be binding on the parties hereto and their respective successors and assigns. This Amendment may be executed in one or more counterparts, all counterparts shall be valid and binding on the party executing them and all counterparts shall together constitute one and the same document for all purposes. This Amendment may be executed and delivered by facsimile signature for execution on the part of one or more parties hereto and upon one party sending via facsimile to another party a facsimile copy of a signature page showing the sending party's execution or signature, the sending party shall be bound by such signature or execution.

         IN WITNESS WHEREOF, the parties have executed this First Amendment as of the date set forth above.

                                    SELLER:

                                    NZ PROPERTIES, INC., an Arizona
                                    corporation


                                    By:  /s/ R. Randy Stolworthy
                                         -----------------------
                                    Name:  R. Randy Stolworthy
                                    Title:  President

                                    BUYER:

                                    BAMBIFEATHERS LLC, a Delaware limited
                                    liability company

                                     By:  Two Daughters, LLC, an Arizona limited
                                          liability company, Its Manager

                                           By: /s/ Craig M. Berge
                                               ------------------
                                           Name: Craig M. Berge
                                           Title: Manager